UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 9, 2010

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street

Plano, Texas 75074

(Address of principal executive offices, including zip code)

(972) 673-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 9, 2010, a purported class action lawsuit was filed in United States District Court for the Eastern District of Texas by Steven Goldstein, an alleged stockholder of Microtune, Inc. (Goldstein v. Fontaine, et al., C.A. No. 4:10-cv-00458). The Goldstein complaint names as defendants Microtune, Inc. (“Microtune”), each member of Microtune’s board of directors (the “Individual Defendants”) as well as Zoran Corporation (“Zoran”). The Goldstein lawsuit is a purported class action that alleges, among other things, that (i) the Individual Defendants have breached fiduciary duties they assertedly owed to Microtune’s stockholders in connection with the proposed transaction described in the Agreement and Plan of Merger by and between Zoran, Maple Acquisition Corp. (“Maple”) and Microtune, dated as of September 7, 2010 (the “Merger Agreement”); (ii) that Microtune and Zoran have aided and abetted the purported breaches of fiduciary duty; and (iii) that the merger consideration is unfair and inadequate. The plaintiffs seek, among other things, an injunction against the consummation of the merger and recission of the Merger Agreement to the extent already implemented.

Also, on September 9, 2010, September 13, 2010 and September 14, 2010, four purported class action lawsuits were filed in state court in Collin County, Texas by alleged stockholders of Microtune (Mancini v. Microtune, Inc. et al., Case No. 219-03731-2010, Walbridge v. Microtune, Inc. et al., Case No. 219-03729-2010, Ardito v. Fontaine et al., Case No. 429-03787-2010, and Dunn v. Fontaine et al., Case No. 401-03816-2010) (the “State Court Lawsuits”). Each of the State Court Lawsuits names as defendants Microtune, the Individual Defendants, Maple, and Zoran. The Mancini and Walbridge lawsuits also name as a defendant Microtune’s Chief Financial Officer (Justin Chapman). The State Court Lawsuits are purported class actions that allege, among other things that (i) the Individual Defendants (and Mr. Chapman, in the case of the Mancini and Walbridge lawsuits) breached fiduciary duties they assertedly owed to Microtune’s stockholders in connection with the proposed transaction described in the Merger Agreement; (ii) that Microtune and Zoran (and Maple, in the case of the Mancini and Walbridge lawsuits) have aided and abetted the purported breaches of fiduciary duty; and (iii) that the merger consideration is unfair and inadequate. The plaintiffs seek, among other things, an injunction against the consummation of the merger and recission of the Merger Agreement to the extent already implemented.

Microtune believes that each of these lawsuits is without merit and intends to defend itself vigorously.

Unless otherwise required by law, Microtune does not intend to update these statements to reflect events or developments related to the above-described litigation or to reflect the filing of additional lawsuits related to the proposed transaction, after the date of this Current Report on Form 8-K. You should carefully review the disclosures set forth in other reports or documents we file from time to time with the Securities and Exchange Commission.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Microtune that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against Microtune and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval, (4) the inability to obtain necessary regulatory approvals required to complete the merger; (5) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger or of any combination of Microtune and Zoran; (7) the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of products sold in a particular period; and (8) the possibility that Microtune may be adversely affected by other economic, business, and/or competitive factors. Microtune is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

These and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of and elsewhere in Microtune’s Annual Report on Form 10-K for the year ended December 31, 2009 and Microtune’s most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, each as filed with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this document are beyond Microtune’s ability to control or predict.

Important Additional Information Regarding the Merger will be filed with the SEC.

Microtune plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed merger with Maple Acquisition Corp., pursuant to which Microtune would be acquired by Zoran Corporation (the “Merger”). Investors and stockholders are urged to read the proxy statement carefully when it becomes available because it will contain important information about the Merger and the parties to the merger. Investors and stockholders may obtain a free copy of the proxy statement (when available) and other documents filed by Microtune at the SEC website at http://www.sec.gov. The proxy statement and other documents also may be obtained for free at Microtune’s Internet website at http://phx.corporate-ir.net/phoenix.zhtml?c=121862&p=irol-sec or from Microtune by contacting Investor Relations by telephone at 972-673-1850 or by mail at Microtune, Inc., 2201 10th Street, Plano, Texas, 75074, Attn: Investor Relations Department.

Microtune and Zoran and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed Merger. Information regarding Zoran’s directors and officers is available in Zoran’s proxy statement for its 2010 annual meeting of stockholders and Zoran’s 2009 Annual Report on Form 10-K, which were filed with the SEC on April 29, 2010 and March 1, 2010, respectively. Information concerning the interests of Microtune’s participants in the solicitation, which may, in some cases, be different than those of Microtune stockholders generally, is set forth in Microtune’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 9, 2010 and available on Microtune’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=121862&p=irol-sec, and will be set forth in the proxy statement relating to the merger when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

/S/ JUSTIN M. CHAPMAN
Justin M. Chapman Chief Financial Officer

Date: September 15, 2010